UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 9, 2008

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Update on Estimated Effects of Hurricane Ike, Credit Exposure to Retail Electric Providers, Available Liquidity and Liquidity Effects of Commodity Hedging and Trading Activities

In light of recent market conditions, provided below is Energy Future Holdings Corp.’s (“the Company”) estimate of the effects of Hurricane Ike on its results of operations for the three months ended September 30, 2008 and of its credit exposure to retail electric providers in Texas. In addition, the Company is providing an update of its cash and available credit facility balances (available liquidity) as of October 6, 2008 and an update on the liquidity effects of its commodity hedging and trading activities as of September 30, 2008.

For reference, Texas Competitive Electric Holdings Company LLC (“TCEH”) is the Company’s wholly-owned holding company for its competitive electricity businesses primarily in Texas, and Oncor Electric Delivery Company LLC (“Oncor”) is the Company’s wholly-owned, regulated electricity transmission and distribution subsidiary in Texas.

Estimated Effects of Hurricane Ike — The Company estimates that the effect of Hurricane Ike on its income from continuing operations before income taxes for the three months ended September 30, 2008 was approximately $20 to $25 million, primarily due to reduced volumes of power sold to retail customers in South Texas. TXU Energy Retail Company LLC (“TXU Energy”), a wholly-owned subsidiary of TCEH, estimates that it has an approximate 13% share of the South Texas residential retail electricity market. While there may be additional impacts in the fourth quarter, such amounts are not anticipated to be material to the Company’s results of operations for 2008.

At the peak of Hurricane Ike’s impact on Oncor’s service territory, approximately 108,000 customers, primarily in East Texas, were without power. As of September 20, 2008, less than one week after Hurricane Ike had passed through the territory, Oncor had restored power to those customers able to take electricity. The outages did not result in any significant reduction in Oncor’s revenues. The estimated costs of the restoration efforts is approximately $20 to $25 million, which is expected to be recorded in regulatory assets as part of Oncor’s self insurance reserve for storm recovery costs and as a result is expected not to have a material impact on the Company’s results of operations.

Credit Exposure to Retail Electric Providers — The Company cannot determine the extent to which retail electric providers (REPs) in the Electric Reliability Council of Texas (ERCOT) market may have been materially impacted by Hurricane Ike. A substantial portion of Oncor’s accounts receivable is due from REPs other than TXU Energy. As of September 30, 2008, Oncor’s net counterparty credit exposure to REPs other than TXU Energy is estimated to be less than $150 million. To date, Oncor has not experienced any material delays in cash payments from REPs. TCEH may also be exposed to the impacts, if any, of REP defaults. ERCOT rules provide for pro rata sharing among power suppliers within the ERCOT market of ERCOT losses associated with REP defaults. It is impossible to determine the impacts that REP defaults, if any, may have on ERCOT or TCEH’s pro rata share thereof. As of September 30, 2008, TCEH’s net counterparty credit exposure to REPs, reflecting accounts receivable and net derivative asset positions arising from hedging and trading activities, is estimated to be less than $25 million. The above amounts for Oncor and TCEH are presented net of collateral and rights of offset.

Available Liquidity – As of October 6, 2008, the Company had cash and cash equivalents and capacity available under its credit facilities of approximately $4.0 billion for its competitive businesses, including approximately $946 million available to fund certain generation construction expenditures as incurred. The amount of liquidity available to the competitive businesses does not include the unlimited capacity (as it relates to defined volumes of natural gas hedges) of TCEH’s commodity collateral posting facility.

In addition, Oncor had approximately $1.9 billion of cash and cash equivalents and borrowings available under its credit facility as of October 6, 2008. Oncor may not lend to or borrow from its affiliates and its assets are not available to satisfy the debts of its affiliates, including the Company and TCEH.

As previously disclosed, the available liquidity amounts include unfunded commitments from subsidiaries of Lehman Brothers Holdings Inc. (“Lehman”), which has filed for protection under Chapter 11 of the federal Bankruptcy Code. Such unfunded commitments consist of approximately $91 million under the TCEH revolving credit facility, approximately $16 million under the TCEH delayed draw term loan facility and approximately $159 million under the Oncor revolving credit facility.

Liquidity Effects of Commodity Hedging and Trading Activities — Commodity hedging and trading transactions typically require a counterparty to post collateral if the forward price of the underlying commodity moves such that the hedging or trading instrument held by such counterparty has declined in value. The Company and its subsidiaries use cash and letters of credit and other collateral structures to satisfy such collateral obligations.

TCEH’s commodity collateral posting facility, an uncapped senior secured revolving credit facility, funds cash collateral posting requirements for a significant portion of the positions in the Company’s long-term hedging program not otherwise secured by a first-lien in the assets of TCEH. The aggregate principal amount of this facility is determined by the exposure arising from higher forward market prices, regardless of the amount of such exposure, on a portfolio of certain natural gas hedging transaction volumes. Including those hedging transactions where margin deposits are covered by borrowings under the TCEH commodity collateral posting facility, at September 30, 2008, more than 95% of the Company’s long-term natural gas hedging program transactions was secured by a first-lien interest in the assets of TCEH that is pari passu with the TCEH senior secured credit facilities. The effect of this structure is a significant reduction in the Company’s liquidity exposure associated with collateral requirements for such hedging transactions. None of the counterparty arrangements in the Company’s long-term hedging program require additional collateral postings in the event of downgrades in the Company’s credit ratings.

As previously disclosed, on September 15, 2008, subsidiaries of the Company provided notice to subsidiaries of Lehman of the termination of all wholesale energy marketing transactions with those subsidiaries, including natural gas hedging transactions. Related to these transactions, the Company’s subsidiaries have an aggregate net receivable from subsidiaries of Lehman of approximately $26 million (excluding any termination related costs), the full amount of which is expected to be reserved for as a pre-tax charge to the Company’s third quarter results of operations.

* * * * *

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: October 9, 2008

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